UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

NORTHSTAR HEALTHCARE INCOME, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply): ☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

To the Stockholders of NorthStar Healthcare Income, Inc.:
It is our pleasure to invite you to the 2024 annual meeting of stockholders of NorthStar Healthcare Income, Inc., a Maryland corporation. The annual meeting will be held as a virtual only meeting on June 20, 2024, beginning at 10:00 a.m., Eastern time. Stockholders as of April 10, 2024, the record date, who wish to participate in the virtual annual meeting may do so by visiting the web portal located at www.virtualshareholdermeeting.com/NHTH2024 and entering the 16-digit control number found on their proxy card or voting instruction form. Technical assistance will be available for stockholders encountering any difficulties accessing the virtual annual meeting.

The enclosed materials include a notice of meeting, a proxy statement, proxy card, self-addressed envelope and our Annual Report to Stockholders for the fiscal year ended December 31, 2023.
It is important that your shares be represented at the annual meeting regardless of the size of your securities holdings. Whether or not you plan to attend the annual meeting in person, please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone or Internet. The proxy card materials provide you with details on how to authorize a proxy to vote by these three methods. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose.
We look forward to receiving your proxy and seeing you at the meeting.

Sincerely,
/s/ T. Andrew Smith
T. Andrew Smith
Non-Executive Chairman

April 15, 2024
New York, New York

____________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 20, 2024
____________________________
To the Stockholders of NorthStar Healthcare Income, Inc.:

The 2024 annual meeting of stockholders, or the annual meeting, of NorthStar Healthcare Income, Inc., a Maryland corporation, or the Company, will be held as a virtual only meeting on June 20, 2024, beginning at 10:00 a.m., Eastern Time. Stockholders as of April 10, 2024, the record date, who wish to participate in the virtual annual meeting may do so by visiting the web portal located at www.virtualshareholdermeeting.com/NHTH2024 and entering the 16-digit control number found on their proxy card or voting instruction form. Technical assistance will be available for stockholders encountering any difficulties accessing the virtual annual meeting. The technical support contact information will appear on the meeting website prior to the start of the annual meeting.

The matters to be considered and voted upon by stockholders at the annual meeting, which are described in detail in the accompanying proxy statement, are:

1)    a proposal to elect as directors the four individuals nominated by our Board of Directors as set forth in the accompanying proxy statement, each to serve until the 2025 annual meeting of stockholders and until his successor is duly elected and qualified;
2)    a proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in the accompanying proxy statement;
3)    a proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
4)    any other business that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.
This notice, as well as our proxy statement and Annual Report to Stockholders for the fiscal year ended December 31, 2023, are being mailed or made available to you on or about April 15, 2024.

Stockholders of record at the close of business on April 10, 2024 will be entitled to notice of and to vote at the annual meeting and any postponement or adjournment thereof. Whether or not you plan to attend the annual meeting in person, please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone or Internet. The proxy card materials provide you with details on how to authorize a proxy to vote by these methods. Your vote is very important. Your immediate response will help avoid potential delays and may save us significant expenses associated with soliciting stockholder votes. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,
/s/ Ann B. Harrington Ann B. Harrington Secretary
April 15, 2024
New York, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 20, 2024

A copy of our Annual Report for the fiscal year ended December 31, 2023, the Notice to Stockholders of Annual Meeting, this proxy statement and a form of proxy are available on the internet at www.proxyvote.com.

NorthStar Healthcare Income, Inc.
575 Lexington Avenue, 14th Floor
New York, New York 10022
(929) 777-3135
____________________________
PROXY STATEMENT
____________________________
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 20, 2024

1

GENERAL INFORMATION ABOUT THE MEETING
This proxy statement and the accompanying proxy card and Notice of Annual Meeting of Stockholders are provided in connection with the solicitation of proxies by and on behalf of the board of directors, or our Board, of NorthStar Healthcare Income, Inc., a Maryland corporation, for use at the 2024 annual meeting of stockholders to be held virtually on June 20, 2024, beginning at 10:00 a.m., Eastern Time, and any postponements or adjournments thereof. Stockholders as of April 10, 2024, the record date, who wish to participate in the virtual annual meeting may do so by visiting the web portal located at www.virtualshareholdermeeting.com/NHTH2024 and entering the 16-digit control number found on their proxy card or voting instruction form. Technical assistance will be available for stockholders encountering any difficulties accessing the virtual annual meeting. The technical support contact information will appear on the meeting website prior to the start of the annual meeting.
“We,” “our,” “us” and “the Company” each refers to NorthStar Healthcare Income, Inc. We conduct substantially all of our operations and make our investments through our operating partnership, of which we are the sole general partner. References to our operating partnership refer to NorthStar Healthcare Income Operating Partnership, LP.
We own a diversified portfolio of seniors housing properties, including independent living, assisted living and memory care facilities, located throughout the United States. In addition, we have an investment through a non-controlling interest in a joint venture that invests in integrated senior health campuses, which provide services associated with independent living, assisted living, memory care and skilled nursing facilities, across the Midwest region of the United States.
From inception through October 21, 2022, we were externally managed by CNI NSHC Advisors, LLC or its predecessor, or the Former Advisor, an affiliate of NRF Holdco, LLC, or the Former Sponsor. The Former Advisor was responsible for managing our operations, subject to the supervision of our Board, pursuant to an advisory agreement. On October 21, 2022, we completed the internalization of our management function, or the Internalization. In connection with the Internalization, we agreed with the Former Advisor to terminate the advisory agreement and arranged for the Former Advisor to continue to provide certain services for a transition period. We are now self-managed under the leadership of Kendall Young, who was appointed by the Board as Chief Executive Officer and President concurrent with the Internalization.
The mailing address of our executive office is 575 Lexington Avenue, 14th Floor, New York, New York 10022. This proxy statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders are first being mailed to holders of our common stock on or about April 15, 2024. Stockholders of record at the close of business on April 10, 2024 are entitled to notice of and to vote at the annual meeting. Our common stock is the only security entitled to vote at the annual meeting. In this proxy statement, we refer to the shares of our common stock entitled to vote at the annual meeting as our voting securities. Along with this proxy statement, we are also sending our Annual Report to Stockholders for the fiscal year ended December 31, 2023.
When you submit your proxy, you are authorizing a proxy to vote your shares of common stock at the annual meeting as you instruct, unless you return the proxy with no instruction. In this case, the individuals designated as proxies to vote your shares of common stock at the annual meeting, Kendall K. Young, Nicholas R. Balzo and Ann B. Harrington, or any of them, will vote FOR the election of each of the four director nominees, FOR the approval of the compensation of our named executive officers and FOR ratification of Grant Thornton LLP, or Grant Thornton, as our independent registered public accounting firm for the fiscal year ending December 31, 2024. As of the date of this proxy statement, management has no knowledge of any business that will be presented for consideration at the annual meeting and that would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the annual meeting for consideration, the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.
Grant Thornton, an independent registered public accounting firm, has provided services to us during the past fiscal year, which included the examination of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, review of our quarterly reports and review of registration statements and filings with the Securities and Exchange Commission, or SEC. A representative of Grant Thornton is expected to be present at the annual meeting, will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.
Matters to be Considered and Voted Upon at the Annual Meeting
At the annual meeting, our stockholders will consider and vote upon:
1)    a proposal to elect as directors the four individuals nominated by our Board as set forth in this proxy statement, each to serve until the 2025 annual meeting of stockholders and until his successor is duly elected and qualified;

2)    a proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in this proxy statement;
3) a proposal to ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
5)    any other business that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.
Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of our Board. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the solicitation of proxies by mail, proxies may be solicited by directors and officers, without additional remuneration, by personal interview, telephone, electronic communications or otherwise. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock held of record as of the close of business on April 10, 2024 and will reimburse them for their reasonable out-of-pocket expenses for forwarding the materials.
We have retained Broadridge Financial Solutions to assist us in the distribution of proxy materials and the solicitation of proxies. We estimate that we will pay Broadridge Financial Solutions a fee of approximately $65,000 for proxy solicitation services provided for us, plus reasonable out-of-pocket expenses incurred in connection with their services.
Stockholders Entitled To Vote
As of the close of business on April 10, 2024, there were 185,712,103 shares of our common stock outstanding and entitled to vote. Each share of our common stock entitles the holder to one vote. Stockholders of record at the close of business on April 10, 2024 are entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof.
Attendance at the Annual Meeting
Attendance at the annual meeting or any postponement or adjournment thereof will be limited to stockholders of the Company as of the close of business on the record date. You will not be able to attend the annual meeting in person at a physical location. Instead, the annual meeting will be a completely “virtual” meeting of stockholders. You may attend the annual meeting live via the Internet at www.virtualshareholdermeeting.com/NHTH2024. If you virtually attend the annual meeting, you can vote your shares electronically and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/NHTH2024. A summary of the information you need to attend the annual meeting and vote via the Internet is provided below:
•instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/NHTH2024;
•assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/NHTH2024 on the day of the annual meeting;
•stockholders may vote and submit questions while attending the annual meeting via the Internet; and
•you will need your 16-digit control number that is included in your proxy card or the instructions that accompanied your proxy materials in order to enter the annual meeting and to vote during the annual meeting.
If you have any questions or require any assistance, please contact the Company’s proxy solicitor, Broadridge Financial Solutions, at 1-833-814-9453.
Abstentions and Broker Non-Votes
If you hold your shares in street name and do not provide voting instructions to your bank, broker or other nominee, proxies submitted by a broker for your shares will be considered to be “broker non-votes” with respect to any proposal on which your bank, broker or other nominee does not have discretionary authority to vote. Your bank, broker or other nominee does not have discretionary authority to vote your shares for Proposal No. 1, the election of directors, or Proposal No. 2, the advisory, non-binding vote on named executive officer compensation. Your bank, broker or other nominee does have discretionary authority to vote your shares for Proposal No. 3, the ratification of the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Abstentions and broker non-votes, if any, will be counted as present at the annual meeting for the purpose of determining a quorum.
Required Quorum/Vote
A quorum will be present if stockholders entitled to cast at least 50% of all the votes entitled to be cast at the annual meeting on any matter are present, in person or by proxy. If you hold your shares in your own name as holder of record and authorize your proxy by mail, telephone or Internet or attend the annual meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting may be adjourned by the chairman of the annual meeting to a date not more than 120 days after the original record date without notice other than announcement at the annual meeting.
Election of the director nominees named in Proposal No. 1 requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the annual meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, FOR the election of each of the director nominees named in Proposal No. 1. Votes may be cast in favor of, or withheld with respect to, all of the director nominees, or any one or more of them. A vote “withheld” or a broker non-vote, if any, will have the same effect as a vote against that nominee.
Approval of the advisory, non-binding proposal to approve the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast at the annual meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, FOR the approval of the compensation of our named executive officers in Proposal No. 2. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no impact on the outcome of this proposal. Proposal No. 2 is advisory and not binding on the Company.
Ratification of the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2024, as specified in Proposal No. 3, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. If this selection is not ratified by holders of our voting securities, our Board’s Audit Committee, or our Audit Committee, may, but need not, reconsider its appointment and endorsement. Abstentions, if any, will not be counted as having been cast and will have no effect on the outcome of the vote for this proposal. Broker non-votes will not arise in connection with, and will have no effect on the outcome of, Proposal No. 3 because brokers may vote in their discretion on behalf of clients who have not furnished voting instructions. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company.
If the enclosed proxy is properly executed and returned to us in time to be voted at the annual meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of our voting securities represented by the proxy will be voted as follows:
1)    FOR the election of the four individuals nominated by our Board as set forth in this proxy statement, each to serve until the 2025 annual meeting of stockholders and until his successor is duly elected and qualified;
2)    FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in this proxy statement;
3)    FOR the ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
4)    in the discretion of the proxy holder, on any other business that properly comes before the annual meeting or any postponement or adjournment thereof.
As of the date of this proxy statement, we are not aware of any other matter to be raised at the annual meeting.
Voting
If you hold your shares of our voting securities in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may authorize a proxy to vote your shares of our voting securities by either visiting the electronic voting site set forth on the proxy card or voting instruction form sent to you, by calling the toll free number set forth on the proxy card or voting instruction form sent to you or you may vote your shares in person at the annual meeting. Your immediate response will help avoid potential delays and may save us significant expenses associated with soliciting stockholder votes.

If your shares of our voting securities are held on your behalf by a broker, bank or other nominee, you will receive instructions from such individual or entity that you must follow in order to have your shares voted at the annual meeting. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker, bank or other nominee to obtain a legal proxy card and present it with your online ballot during the annual meeting.
If you have questions about the proposals or would like additional copies of the proxy statement, please contact our proxy solicitor, Broadridge Financial Solutions, at 1-833-814-9453.
Right to Revoke Proxy
If you hold shares of our voting securities in your own name as a holder of record, you may revoke your proxy through any of the following methods:
•send written notice of revocation that is received prior to the date of the annual meeting to our Secretary, at NorthStar Healthcare Income, Inc., 575 Lexington Avenue, 14th Floor, New York, New York 10022;
•sign and mail a new, later-dated proxy card to our Secretary at the address specified above that is received prior to the date of the annual meeting;
•visit our electronic voting site set forth on the proxy card or voting instruction form sent to you and follow the online instructions;
•call the toll free number set forth on the proxy card or voting instruction form sent to you and follow the instructions provided; or
•attend the annual meeting and vote your shares in person, although attendance at the annual meeting will not by itself constitute revocation of a proxy.
Only the most recent proxy vote will be counted and all others will be disregarded notwithstanding the method by which the proxy was authorized. If shares of our voting securities are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy.
Copies of Annual Report to Stockholders
A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2023 is being mailed to stockholders entitled to vote at the annual meeting with these proxy materials and is also available without charge to stockholders upon written request to: NorthStar Healthcare Income, Inc., 575 Lexington Avenue, 14th Floor, New York, New York 10022, Attn: Secretary.
Annual Report and Quarterly Reports
We make available free of charge through our website at www.NorthStarHealthcareReit.com under the heading “Investor Relations—SEC Filings” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such materials are electronically filed with or furnished to the SEC. Further, we will provide, without charge to each stockholder upon written request, a copy of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports. Requests for copies should be addressed to: NorthStar Healthcare Income, Inc., 575 Lexington Avenue, 14th Floor, New York, New York 10022, Attn: Secretary. Copies may also be accessed electronically by means of the SEC’s home page, at www.sec.gov.
Householding Information
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we deliver only one copy of our proxy materials and our Annual Report to Stockholders for the fiscal year ended December 31, 2023 to multiple stockholders with the same last name and address, or if we reasonably believe they are members of the same family residing at the same address, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If you participate in householding and wish to receive a separate copy of our proxy materials and our Annual Report to Stockholders for the fiscal year ended December 31, 2023, please request a copy in writing from NorthStar Healthcare Income, Inc., 575 Lexington Avenue, 14th Floor, New York, New York 10022, Attn: Secretary or by phone by calling (929) 777-3135 and a copy will be provided to you promptly.
If you do not wish to continue participating in householding and prefer to receive separate copies of future annual reports to stockholders and other stockholder communications, notify our Secretary in writing at the following address: NorthStar Healthcare Income, Inc., 575 Lexington Avenue, 14th Floor, New York, New York 10022, or by phone by calling (929) 777-3135.
If you are a stockholder who received multiple copies of our proxy materials or our Annual Report to Stockholders for the fiscal year ended December 31, 2023, you may request householding by contacting us in the same manner as above.
Voting Results
Broadridge Financial Solutions will have a representative present at the annual meeting to count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which we plan to file with the SEC within four business days of the annual meeting.
Confidentiality of Voting
We will keep all proxies, ballots and voting tabulations confidential. We will permit only our Inspector of Election to examine these documents, except as necessary to meet applicable legal requirements.
Recommendations of our Board
Our Board recommends a vote:
1)    FOR the election of the four individuals nominated by our Board as set forth in this proxy statement, each to serve until the 2025 annual meeting of stockholders and until his successor is duly elected and qualified;
2)    FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in this proxy statement; and
3)    FOR the ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board presently consists of four members. The Board has recommended that each of Messrs. Kendall K. Young, Jonathan A. Carnella, Gregory A. Samay and T. Andrew Smith be elected to serve on our Board, each until the annual meeting of stockholders for 2025 and until his successor is duly elected and qualified.
Each of our director nominees currently serves on our Board and was elected as a director by the stockholders at the 2023 annual meeting of stockholders.
The director nominees, each described in “Board of Directors” below, are leaders in business, real estate and financial communities because of their intellectual acumen and analytic skills, strategic vision and their records of outstanding accomplishments over a period of decades. Each has been chosen to stand for re-election in part because of his ability and willingness to understand our unique challenges, and evaluate and implement our strategies.
Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the annual meeting, a nominee should become unavailable to serve, the shares of our voting securities represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by our Board, unless our Board determines to reduce the number of directors in accordance with our charter and bylaws, as then in effect.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IDENTIFIED ABOVE.

BOARD OF DIRECTORS
Set forth below is each director nominee’s name and age as of the date of this proxy statement and biographical information.

Name	Age	Position	Committees
Kendall K. Young	63	Chief Executive Officer, President and Director
Jonathan A. Carnella	60	Independent Director	Audit (Chair) Compensation
Gregory A. Samay	65	Independent Director	Audit
T. Andrew Smith	64	Non-Executive Chairman	Audit Compensation (Chair)
Kendall K. Young. Kendall K. Young has been our Chief Executive Officer and President and one of our directors since October 2022. Mr. Young previously served as Executive Vice President and Head of Senior Housing for Healthpeak Properties (NYSE: PEAK) from 2010 through 2019, where he was responsible for the senior housing platform. Prior to that role, Mr. Young was the Global Head of Asset Management for real estate at Strategic Value Partners from 2007 to 2010, a Managing Director and Global Head of Asset Management in Merrill Lynch’s Global Principal Investing business from 2005 to 2007 and a Managing Director with GE Capital Real Estate from 1992 to 2005. Mr. Young holds a Bachelor of Arts degree in Business Administration from the University of Southern California and a Masters of Business Administration from the University of California Irvine.
Consideration for Recommendation: Our Board believes that Mr. Young’s extensive experience in the seniors housing industry, combined with his role of advancing the strategic direction of the Company as its Chief Executive Officer, support his nomination to our Board.
Jonathan A. Carnella. Jonathan A. Carnella has been one of our independent directors and a member of our Audit Committee since April 2021, and its Chairman since June 2021. Mr. Carnella has been a member of our Compensation Committee since its formation in January 2023. Mr. Carnella has served as a member of the board of DCMS Holdings Inc. since 2013 and of Verve Equity Corporation from its formation in 2017. DCMS Holdings Inc. and Verve Equity Corporation are Canadian companies that comprise the business of Diversicare Canada, a group of privately-held entities that own and operate approximately 35 seniors housing residences in Canada under the Verve Senior Living brand. In addition, Mr. Carnella is a member of the Audit Committee for each company and serves as Chair of the Audit Committee of Verve Equity Corporation. From May 2013 through December 2020, Mr. Carnella served as President and Chief Executive Officer of Diversicare Canada. From 2011 to 2013, Mr. Carnella served as President, Chief Executive Officer and a Director of Royal Host Inc., a Toronto Stock Exchange listed hotel owning company. Prior to joining Royal Host, Mr. Carnella served as

Executive Vice President and Chief Financial Officer of Fairmont Raffles Hotels International and prior to that he served as Senior Vice President and Treasurer of Host Hotels and Resorts. Mr. Carnella began his career as an investment banker with Lazard and later worked for NatWest Markets, the investment banking division of National Westminster Bank. Mr. Carnella holds an undergraduate degree from Cornell University and a Masters in Business Administration from The Wharton School, University of Pennsylvania.

Consideration for Recommendation: Our Board believes that Mr. Carnella’s experience in the seniors housing industry and serving in various capacities for public and private companies support his nomination to our Board.
Gregory A. Samay.  Gregory A. Samay has been one of our independent directors and a member of our Audit Committee since June 2011, as well as a member of our Compensation Committee from its formation in January 2023 until April 10, 2023. He was also an independent trustee and member of the audit committee of NorthStar Real Estate Capital Income Master Fund and its feeder funds from March 2016 to October 2020. Mr. Samay served as Chief Investment Officer for the Fairfax County Retirement Systems consisting of three public pension systems with a combined $6 billion of assets from July 2013 (having previously served as an Investment Officer since July 2011) to July 2016. Mr. Samay served as Executive Director and Chief Investment Officer for Arlington County Employees’ Retirement System, a $1.3 billion public pension plan, from August 2005 to September 2010. Mr. Samay served as Assistant Treasurer for YUM! Brands, Inc. (NYSE: YUM), a quick service restaurant company, from 2003 to 2005. From 1998 to 2002, he served as Vice President and Treasurer of Charles E. Smith Residential Realty, Inc., a publicly-traded REIT that merged with Archstone Communities of Denver in 2001 to form Archstone-Smith Trust, a publicly-traded REIT until acquired by Tishman Speyer and Lehman Brothers Holdings Inc. in October 2007. Mr. Samay served as Senior Manager, Capital Markets and Investments, for MCI Corporation from 1996 to 1998. From 1987 to 1996, he held various positions, progressing from Senior Financial Advisor-Corporate Treasury to Assistant Treasurer-Corporate Treasury, for COMSAT Corporation, a global telecommunications company. Mr. Samay holds a Bachelor of Science in Engineering from Pennsylvania State University and a Master of Business Administration from the Darden School of Business, University of Virginia.
Consideration for Recommendation: Our Board believes that Mr. Samay’s experience directing investments for a large pension fund and serving in various capacities for public REITs supports his nomination to our Board.
T. Andrew Smith.  T. Andrew Smith has been our Non-Executive Chairman since February 2022, and has been one of our independent directors and a member of our Audit Committee since December 2019. Mr. Smith has also served as the Chairman of our Compensation Committee since its formation in January 2023. Mr. Smith also serves as the Chief Executive Officer and a member of the board of directors of Vigilant Health Networks, Inc., an advanced primary care, population health management company, since July 2021. Mr. Smith served as the Chief Executive Officer of Brookdale Senior Living, Inc. (NYSE: BKD) from February 2013 until February 2018, as President from March 2016 until February 2018, and as a member of the Board of Directors from June 2014 until February 2018. From October 2006 to February 2013, Mr. Smith served as Brookdale’s Executive Vice President, General Counsel and Secretary. In addition to his role in managing the company’s legal affairs, Mr. Smith was responsible for the management and oversight of the company’s corporate development functions (including mergers and acquisitions, and expansion and development activity); corporate finance (including capital structure, debt and lease transactions and lender/lessor relations); strategic planning; and risk management. Prior to joining Brookdale, Mr. Smith served as a member of Bass, Berry & Sims PLC’s corporate and securities group and as chair of the firm's healthcare group. Mr. Smith previously served as a member of the board of directors of the Nashville Health Care Council, Argentum and the National Investment Center for the Seniors Housing & Care Industry (NIC), and as a member of the executive board of the American Seniors Housing Association (ASHA). Mr. Smith received his Bachelor of Arts from Vanderbilt University and his Juris Doctor from Southern Methodist University School of Law.
Consideration for Recommendation: Our Board believes that Mr. Smith’s over 30 years of experience in senior housing, mergers and acquisitions, real estate, capital markets transactions, corporate finance and healthcare support his nomination to our Board.

CORPORATE GOVERNANCE
We are committed to good corporate governance practices and, as such, we have adopted a code of ethics and corporate governance guidelines discussed below.
Code of Ethics
We have adopted a code of ethics for the purpose of promoting honest and ethical conduct of our business, full disclosure in our filings with the SEC, compliance with applicable laws, governmental rules and regulations, prompt internal reporting of violations of, and accountability for adherence to, our code of ethics. Our code of ethics applies to our Chief Executive Officer, Chief Financial Officer, Treasurer and other senior financial officers performing similar functions and our Board, collectively referred to as our covered persons. We intend to maintain high standards of honest and ethical business practices and compliance with all laws and regulations applicable to our business. Among the areas addressed by our code of ethics are conflicts of interest, including improper benefits, outside financial interests, business arrangements with us, outside employment or activities with competitors, charitable, government and other outside business activities, family members working in the industry, corporate opportunities, offering and receiving entertainment, gifts and gratuities, protection and proper use of our assets, maintaining our books and records, internal accounting controls, improper influence on audits, record retention, the protection of our confidential information, trademarks, copyrights and other intellectual property, insider trading, fair dealing and interacting with the government. Our code of ethics is available on our website at www.NorthStarHealthcareReit.com under the heading “Investor Relations—Corporate Governance” and is also available without charge to stockholders upon written request to: NorthStar Healthcare Income, Inc., 575 Lexington Avenue, 14th Floor, New York, New York 10022, Attn: Secretary. Within the time period required by the rules of the SEC, we will post on our website any amendment to, or waiver from, our code of ethics.
Corporate Governance Guidelines
We have adopted corporate governance guidelines to assist our Board in the exercise of its responsibilities. The corporate governance guidelines govern, among other things, Board composition, Board member qualifications, responsibilities and education, management succession and self-evaluation. A copy of our corporate governance guidelines may be found on our website at www.NorthStarHealthcareReit.com under the heading “Investor Relations—Corporate Governance” and is also available without charge to stockholders upon written request to: NorthStar Healthcare Income, Inc., 575 Lexington Avenue, 14th Floor, New York, New York 10022, Attn: Secretary.
Our Audit Committee
Our Board has a separately designated standing Audit Committee and its primary function is to engage our independent registered public accounting firm and to assist our Board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process.
Our Audit Committee acts under a written charter adopted by our Board that sets forth the committee’s responsibilities and duties, as well as requirements for the committee’s composition and meetings. Under the Audit Committee charter, our Audit Committee will always be comprised solely of independent directors. A copy of the Audit Committee charter is available on our website at www.NorthStarHealthcareReit.com under the heading “Investor Relations—Corporate Governance” and is also available without charge to stockholders upon written request to: NorthStar Healthcare Income, Inc., 575 Lexington Avenue, 14th Floor, New York, New York 10022, Attn: Secretary.
Our Audit Committee held six meetings in 2023. Each director then serving as a member of our Audit Committee attended at least 75% of the aggregate number of meetings of our Audit Committee. Our Board has determined that each member of our Audit Committee is independent within the meaning of the applicable SEC rules. Even though our shares are not listed on the NYSE, our Board has also determined that each independent member of our Board is independent under the NYSE rules. The members of our Audit Committee are Messrs. Carnella, Samay and Smith. Our Board has determined that Mr. Carnella, who chairs our Audit Committee, is an “audit committee financial expert,” as that term is defined by the SEC.
The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2023 is presented below under the heading “Audit Committee Report.”

Our Compensation Committee
Our Board established a compensation committee, or the Compensation Committee, in January 2023 following the Internalization to oversee, among other things, the review and approval on an annual basis of corporate goals and objectives relevant to our Chief Executive Officer’s compensation and the evaluation of our Chief Executive Officer’s performance in light of such goals and objectives, the determination of compensation for our executive officers and directors, the implementation and administration of our equity compensation plans and preparation and submission of a report on executive compensation for inclusion in our proxy statement and/or annual report.
Our Compensation Committee acts under a written charter adopted by our Board that sets forth the committee’s responsibilities and duties, as well as requirements for the committee’s composition and meetings. Under the Compensation Committee charter, our Compensation Committee will always be comprised solely of independent directors. A copy of the Compensation Committee charter is available on our website at www.NorthStarHealthcareReit.com under the heading “Investor Relations—Corporate Governance” and is also available without charge to stockholders upon written request to: NorthStar Healthcare Income, Inc., 575 Lexington Avenue, 14th Floor, New York, New York 10022, Attn: Secretary.
Our Compensation Committee held nine meetings in 2023. Our Board has determined that each member of our Compensation Committee is independent and qualifies as a “non-employee” director within the meaning of the applicable SEC rules. Even though our shares are not listed on the NYSE, our Board has also determined that each independent member of our Compensation Committee is independent under the NYSE rules. The members of our Compensation Committee are Messrs. Carnella and Smith, with Mr. Smith acting as chairperson.
Compensation Committee Interlocks and Insider Participation
There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.
Director Independence
The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain specified criteria, our Board must conclude that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Although our shares are not listed on the NYSE or any other national securities exchange, our Board has affirmatively determined that all of the members of our Board, except Mr. Young, are independent under the NYSE rules.
In addition, we have determined that all of the members of our Board, except Mr. Young, are independent pursuant to the definition of independence in our charter, which is based on the definition included in the North American Securities Administrators Association, Inc.’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007. Our charter is available on our website at www.NorthStarHealthcareReit.com under the heading “Investor Relations—Corporate Governance” and is also available without charge to stockholders upon written request to: NorthStar Healthcare Income, Inc., 575 Lexington Avenue, 14th Floor, New York, New York 10022, Attn: Secretary.
Board Leadership Structure; Meetings of Independent Directors
Our Board believes it is important to select our Chairman and our Chief Executive Officer in the manner it considers to be in our best interests and in the best interests of our stockholders at any given point in time. The members of our Board possess considerable business experience and in-depth knowledge of the issues we face, and are therefore in the best position to evaluate our needs and how best to organize our leadership structure to meet those needs. The Chairman and the Chief Executive Officer positions may be filled by one individual or by two different individuals. Our Board currently operates under a leadership structure with separate roles for our Chairman of the Board and our Chief Executive Officer. Our Company’s day-to-day operations are conducted by its officers under the direction of Mr. Young, our Chief Executive Officer and President. Our Board has selected Mr. Smith to serve as our Non-Executive Chairman of the Board based on his service with and knowledge of our Company and his significant leadership and real estate experience. Mr. Young and Mr. Smith work together to provide consistent communication and coordination for the Company, which our Board believes will result in effective and efficient implementation of our corporate strategy.
Our Board has determined that it is not necessary to appoint a lead independent director as our Non-Executive Chairman is an independent director. In addition, to promote the independence of our Board and appropriate oversight of management, our independent directors meet in executive sessions at which only non-management directors are present. These meetings are held in conjunction with the regularly scheduled quarterly meetings of our Board, but may be called at any time by our independent directors. In 2023, our independent directors met seven times in executive session without management present following Board meetings.
During the year ended December 31, 2023, our Board met on twelve occasions. Each director then serving attended at least 75% of the aggregate number of meetings of our Board.
Stockholder Communications with our Board
Our Board has established the following means for stockholders to communicate concerns to our Board. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the chairman of our Audit Committee at NorthStar Healthcare Income, Inc., 575 Lexington Avenue, 14th Floor, New York, New York 10022, Attn: Secretary. If the concern relates to our governance practices, business ethics or corporate conduct, the concern may be submitted in writing to our Secretary at the above address. If uncertain as to which category a concern relates, a stockholder may communicate the concern to any of our independent directors in care of our Secretary at the address above. Communications received will be distributed by the Secretary to such member or members of our Board as deemed appropriate by the Secretary, depending on the facts and circumstances outlined in the communication received.
Director Nomination Procedures
We do not have a standing nominating committee. Our Board has determined that it is appropriate for us not to have a nominating committee because our Board as currently constituted permits all of our independent directors to consider all matters for which a nominating committee would be ordinarily responsible. Each member of our Board participates in the consideration of nominees. Our charter requires that our directors must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets acquired by us and that at least one of our independent directors has three years of relevant real estate experience. While we do not have any other minimum qualifications with respect to nominees, our Board considers many factors in connection with each candidate, including judgment, integrity, diversity, prior experience, the value of the candidate’s experience relative to the experience of other board members and the candidate’s willingness to devote substantial time and effort to board responsibilities. Our Board does not have a formal written policy regarding the consideration of diversity in identifying director nominees. Nevertheless, consideration of diversity will continue to be an important factor in identifying and recruiting new directors.
Our Board will also consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered by our Board, recommendations made by stockholders must be submitted within the timeframe required for director nominations by stockholders as provided in our bylaws. See “Stockholder Proposals and Director Nominations for the 2025 Annual Meeting” below. In evaluating the persons recommended as potential directors, our Board will consider each candidate without regard to the source of the recommendation and take into account those factors that our Board determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of our Board) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11, of our bylaws.
Risk Oversight
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. Our management team is responsible for our risk exposures on a day-to-day basis by identifying the material risks we face, implementing appropriate risk management strategies that are responsive to our risk profile, integrating consideration of risk and risk management into our decision-making process and, if necessary, promulgating policies and procedures to ensure that information with respect to material risks is communicated to our Board. Our Board has the responsibility to oversee and monitor these risk management processes by informing itself of material risks and evaluating whether management has reasonable controls in place to address the material risks; our Board is not responsible, however, for defining or managing our various risks. Our Board is regularly informed by management of potential material risks and activities related to those risks at Board meetings. Our executive officers generally attend all Board meetings and management is readily available to the Board to address any questions or concerns raised by the Board on risk management and any other matters. Our Board’s oversight of risk has not specifically affected its leadership structure.
Director Attendance at Annual Meeting
Our corporate governance guidelines encourage but do not require our directors to attend the annual meeting of stockholders. All of our directors serving at the time of our 2023 annual meeting of stockholders attended the meeting.

DIRECTOR COMPENSATION
Independent Directors
In 2022, our Board retained Semler Brossy Consulting Group, or Semler Brossy, a compensation consulting firm, to complete a competitive analysis of, and to provide a recommendation for, our independent director compensation program. On January 25, 2023, our Compensation Committee approved a revised NorthStar Healthcare Income, Inc. Independent Directors Compensation Plan for 2023, or the 2023 Independent Directors Plan. Based on the recommendations of Semler Brossy, our Board determined that, effective as of January 1, 2023, (i) each of our independent directors will continue to be paid an annual director’s fee of $115,000 pursuant to our 2023 Independent Directors Plan, (ii) the independent director who serves as our Audit Committee chairperson will continue to be paid an additional fee of $30,000 per year and each Audit Committee member will continue to be paid an additional annual fee of $15,000, (iii) the independent director who serves as our Compensation Committee chairperson will be paid an additional fee of $10,000 per year and each Compensation Committee member will be paid an additional annual fee of $7,500, (iv) the non-executive chairman will be paid an additional fee of $75,000 per year, (v) $85,000 in restricted stock units will be granted on an independent director’s re-election to our Board (subject to the vesting and conversion terms described below) and (vi) in the event a new independent director is appointed, the Board determined that we will continue to automatically grant to such person $65,000 in restricted stock units on the date such independent director is initially appointed or elected to our Board (subject to the vesting and conversion terms described below).
The actual number of restricted stock units that we grant is determined by dividing the fixed value by (i) prior to a listing of our shares on a national securities exchange, or a Listing, and during an offering, the offering price to the public, (ii) prior to a Listing and following an offering, the most recently disclosed net asset value, or NAV, or if a NAV has not been disclosed, the most recent offering price or (iii) following a Listing, the closing price of the shares on the date of grant. The restricted stock units will generally vest quarterly over two years; provided, however, that the restricted stock units will become fully vested on the earlier occurrence of: (i) the termination of the independent director’s service as a director due to his or her death or disability; or (ii) a change in our control. Unless forfeited prior to the applicable vesting date, the restricted stock units will be converted into shares of common stock, on a one-for-one basis, on the earlier of (i) a Change in Control (as defined in Section 409A of the Internal Revenue Code of 1986, as amended, or the Code) or (ii) the date of the director’s “separation from service” (as defined in Section 409A of the Code). We reserve the right to modify the nature of the equity grant to our directors from restricted stock units to other forms of stock-based incentive awards, such as units in our operating partnership structured as profit interests, as well as the vesting terms and schedule.
Directors who are our officers, including our Chief Executive Officer and President, do not receive compensation as directors.
Director Compensation for 2023
The following table provides information concerning the compensation of our independent directors for 2023.

Name	Fees Earned or Paid in Cash(1)	Restricted Stock Unit Awards(2)	Total
Gregory A. Samay	$131,875	$85,000	$216,875
Jonathan A. Carnella	152,500	85,000	237,500
T. Andrew Smith	215,000	85,000	300,000
Total	$499,375	$255,000	$754,375
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(1)Amounts include annual cash retainers.
(2)Reflects the grant date fair value of restricted stock units issued at a price equal to the estimated net asset value per share most recently published at the time of grant.
In addition, we reimbursed all directors for reasonable out-of-pocket expenses incurred in connection with their services on our Board in 2023.

EXECUTIVE OFFICERS
Our executive officers are elected annually by our Board and serve at the discretion of our Board. Set forth below is information, as of the date of this proxy statement, regarding our executive officers.

Name	Age	Position
Kendall K. Young	63	Chief Executive Officer and President
Nicholas R. Balzo	36	Chief Financial Officer and Treasurer
Ann B. Harrington	42	General Counsel and Secretary
Set forth below is biographical information regarding each of our executive officers, other than Mr. Young, whose biographical information is provided above under “Board of Directors.”
Nicholas R. Balzo. Nicholas R. Balzo has been our Chief Financial Officer and Treasurer since October 2022. Mr. Balzo previously served as Chief Accounting Officer of the Former Sponsor from March 2022 until the Internalization and, from March 2021 to March 2022, Senior Vice President of DigitalBridge Group Inc. (formerly Colony Capital, Inc. and NorthStar Asset Management Group Inc.), the Former Sponsor’s predecessor, where Mr. Balzo was responsible for oversight of finance and accounting for the Company. Prior to this role, Mr. Balzo served in various accounting and finance roles at the Former Sponsor’s predecessor since joining in 2014. Before joining the Former Sponsor’s predecessor, Mr. Balzo was in the assurance practice of Baker Tilly US, LLP. Mr. Balzo, a Certified Public Accountant, earned a Bachelor of Science in Accounting and Master of Business Administration from St. John's University.
Ann B. Harrington. Ann B. Harrington has been our General Counsel and Secretary since October 2023. Ms. Harrington previously served as Managing Director, General Counsel and Secretary of NRF Holdco, LLC, the Company’s former sponsor, a position she held from March 2022 to September 2023. Prior to this role, Ms. Harrington was a Managing Director, Deputy General Counsel of the Company’s then sponsor, DigitalBridge Group, Inc. (f/k/a Colony Capital, Inc. and NorthStar Asset Management Group Inc.), a position she held from March 2019 to February 2022, and previously served as Senior Vice President, Deputy General Counsel since January 2017 and as Senior Corporate Counsel from January 2015 to January 2017. During this period, Ms. Harrington also served as the Company’s General Counsel and Secretary, from May 2016, and Interim Chief Executive Officer and President, from August 2022, through the completion of the Internalization. Prior to joining NorthStar Asset Management Group Inc., Ms. Harrington served as an associate in the Corporate and Financial Services Group of Willkie Farr & Gallagher LLP from September 2008 through December 2014, where she advised public and private corporate clients with respect to capital markets transactions, mergers and acquisitions, securities laws compliance, corporate governance and other general corporate matters. Ms. Harrington holds a Bachelor of Arts from Princeton University and a Juris Doctor from The Ohio State University Moritz College of Law.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis outlines the principles underlying our executive compensation policies and decisions as they relate to our named executive officers for the year ended December 31, 2023.

Name	Position
Kendall K. Young	Chief Executive Officer and President
Nicholas R. Balzo	Chief Financial Officer and Treasurer(1)
Ann B. Harrington	General Counsel and Secretary(2)
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(1)Mr. Balzo resigned as Secretary concurrent with Ms. Harrington’s appointment on October 1, 2023.
(2)Ms. Harrington was appointed as our General Counsel and Secretary effective October 1, 2023.

On October 21, 2022, the Company completed its Internalization. Prior to the Internalization, we had no employees and our day-to-day management functions were performed by our Former Advisor and related affiliates. Until the Internalization, our executive officers were employed by our Former Advisor or its affiliates and were compensated by our Former Advisor for their services to us. As a result, this Compensation Discussion and Analysis and the accompanying tables do not include any discussion of compensation prior to October 21, 2022.

In connection with the Internalization, the Special Committee of our Board, which evaluated and approved the Internalization, also made certain initial decisions regarding executive compensation matters. Following the Internalization, our Board formed the Compensation Committee.

2023 Performance Highlights

•Successful Transition to Internalized Structure. Completed the first full year as an internalized company, successfully achieving both the financial and operational objectives of the Internalization.

•Growth in Operating Income. Increased net operating income generated by our direct investments by more than 30% compared to the prior year, the largest year-over-year growth in the Company’s history.

•Advanced Disposition Strategy. Pursued several strategic dispositions, including of minority positions in unconsolidated joint ventures and underperforming assets, such as:
◦Final sale of the underlying assets in the Espresso joint venture, resulting in aggregate total distributions to the Company of $95.1 million over the life of the investment, compared to a total investment of $55.1 million.
◦Disposed of minority interests in two joint ventures with the Former Sponsor, both of which were experiencing distress and involved a significant risk of loss, in exchange for all of our Former Sponsor’s shares in the Company, creating value for our stockholders.
◦Entered into an agreement giving the majority partner a purchase option over our interest in Trilogy joint venture, advancing our disposition strategy and incentivizing the majority partner to purchase our interest.
◦Determined to default on the borrowings underlying certain assets in our Rochester portfolio with sustained negative cash flow and commenced working with the lender to transition the properties, due to our belief that the value of the properties was the below the balance of the debt.

•Reduced G&A Expenses. Reduced corporate expenses by $8.2 million in 2023, including the elimination of external advisor fees, which exceeded the original target of $7 million in savings in connection with the Internalization.

Compensation Philosophy and Objectives

Our executive compensation program is designed to achieve the following objectives:

•Attract, retain and reward experienced, highly-motivated executives who are capable of leading our Company in executing our corporate strategy.

•Link compensation earned to achievement of our short-term and long-term financial and strategic goals.

•Align the interests of management with those of our stockholders.

•Adhere to high standards of corporate governance.

Our Compensation Committee has designed our compensation program to attract, motivate and retain skilled and experienced executives, while aligning the compensation of these executives with our corporate objectives and the interests of our stockholders. Our Compensation Committee does not have a strict policy for allocating a specific portion of compensation to our named executive officers between cash and non-cash or short-term and long-term compensation. Instead, our Compensation Committee considers how each component promotes retention and/or motivates performance by the executive. Although our compensation program does not include equity awards, our Compensation Committee believes the design of our compensation program achieves alignment of interests with our stockholders and encourages the executive officers’ long-term commitment to our Company.

Pay-for-Performance Alignment

In structuring our compensation program, the Compensation Committee is focused on aligning our executive compensation program with performance. For example, our executive compensation program is weighted towards variable pay, consisting of long-term and short-term incentive awards, in order to reward strong performance and penalize poor performance. In particular:
•our annual incentive plan establishes objective corporate financial metrics for determining 70% of the annual cash bonus for executives; and
•our long-term incentive awards, with the performance component representing 75% of the target value, are based on amounts distributed to, or available to be distributed to, stockholders over the vesting period.
The following charts present the allocation of 2023 total pay among different components for our Chief Executive Officer individually and the weighted average of each component for our other named executive officers as a group:
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(1)    Represents long-term incentive awards granted by the Company in 2023, which consist of a 25% time-based component and 75% performance-based component. See “—Long-Term Incentive Awards” below.
(2)    For Ms. Harrington, includes her annualized salary for 2023, along with the full year target set forth in Ms. Harrington’s offer letter.

Determination of Compensation

Role of Compensation Committee

In connection with our Internalization, the Special Committee, which was comprised entirely of independent directors, determined the initial compensation of our named executive officers. After the Internalization, our Board formed our Compensation Committee, which is comprised entirely of independent directors and operates under a written charter. Our Compensation Committee is now responsible for determining compensation for all of our named executive officers, including evaluating compensation policies, approving target and actual compensation for executives and administering our equity incentive programs.

Role of Management

Our Chief Executive Officer, together with our management team, develops our strategy and business plan, which our executive compensation program is designed to support. In addition, our Chief Executive Officer plays an important role in setting the compensation for our other executive officers by assisting our Compensation Committee in evaluating individual goals and objectives and developing compensation recommendations for executive officers other than himself. Final decisions on the design of the compensation program, including total compensation, are ultimately made by our Compensation Committee.

Role of Compensation Consultant

Our Compensation Committee is authorized to retain the services of a compensation consultant to be used to assist in the review and establishment of our compensation programs and related policies. In 2022, our Special Committee retained Semler Brossy as its independent compensation consultant to advise it on executive officer and director compensation. Other than advising our Special Committee and, once formed, the Compensation Committee, Semler Brossy provides no other services to us. We have determined that Semler Brossy is independent and there was no conflict of interest between us and Semler Brossy in 2022. Our Compensation Committee did not engage a compensation consultant in 2023.

Benchmarking and Peer Group Comparisons

Our Compensation Committee reviews compensation practices at peer companies to inform itself and aid it in its decision-making process so it can establish compensation programs that it believes are reasonably competitive. In 2022, Semler Brossy provided the Special Committee with comparative market data on the overall compensation program for our executive officers based on an analysis of peer companies. The peer group established by our Special Committee in 2022 consisted of participating REITs included in the 2021 NAREIT Compensation Survey with less than $1.5 billion of total capitalization. While certain REITs included in our total market capitalization range from the 2021 NAREIT Compensation Survey may not be direct competitors with us, our Special Committee believed that such peer group was reasonably representative of our market for executive talent in the commercial real estate space and believed a broader peer group would better facilitate the design of the Company’s initial compensation program. The Compensation Committee reviewed our peer group in 2023 and did not make any changes for purposes of setting 2023 compensation.

However, while the peer group data assists the Compensation Committee in determining compensation, our Compensation Committee ultimately believes that each officer’s role and experience is unique and the ultimate decision should be based on an overall evaluation of corporate objectives and individual performance.

Results of 2023 Advisory Vote on Executive Compensation

At our 2023 annual meeting of stockholders, we asked our stockholders to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers for the year ended December 31, 2022. Our stockholders showed support for our executive compensation program, with 87% of the votes cast approving the advisory resolution. The Compensation Committee did not make any changes to our company’s executive compensation program in response to the 2023 advisory vote on executive compensation.

Elements of Compensation

The material components of our 2023 executive compensation program are as follows:
•Base Salary - Fixed level of competitive base pay to attract and retain executive talent generally based on scope and complexity of role and responsibilities.
•Short-Term Incentive Program - Designed to reward executive officers for achievement of corporate and individual goals tied to the Company’s strategic objectives for the year.
•Long-Term Incentive Awards - One-time award to encourage retention and alignment with long-term performance, with 75% performance component based on amounts returned to, or available to be returned to, stockholders over the vesting period.
Annual Base Salary

Base salaries are designed to compensate our executive officers at a fixed level of compensation that is market competitive and commensurate with each executive’s skills, experience and contributions. In determining base salaries, our Compensation Committee considers a number of factors, including, among other factors, each executive officer’s role and responsibilities, qualifications and experience, past performance, unique skills, future potential with our Company, compensation paid for similar positions within our peer group (including other comparable companies, as applicable) and internal pay equity.

The base salaries for our named executive officers for 2023 and 2022 are set forth below.

Named Executive Officer	2022 Salary (Annualized)	2023 Salary	Percentage Change
Kendall K. Young	$425,000.00	$480,000.00	13% (1)
Nicholas R. Balzo	$325,000.00	$325,000.00	—%
Ann B. Harrington	$—	$360,000.00	N/A(2)
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(1)Mr. Young’s base salary was increased from $425,000 to $480,000 effective July 1, 2023, following the Compensation Committee’s reassessment of Mr. Young’s base salary in June 2023 consistent with the terms of Mr. Young’s offer letter.
(2)Ms. Harrington was appointed as our General Counsel and Secretary effective October 1, 2023. The base salary in this table reflects Ms. Harrington’s annualized base salary at the time of her appointment.

Our Compensation Committee expects to review base salaries annually to assess if adjustments are necessary.

Short-Term Incentive Program (Annual Cash Bonus)

The short-term incentive program consists of an annual cash bonus payment and is designed to incentivize our executive officers at a variable level of compensation based on performance of both our Company and each individual. The Compensation Committee considers corporate goals, objectives and performance in determining the annual bonus payment.
Each named executive officer’s 2023 annual cash bonus opportunity, shown as a percentage of 2023 base salary, and corporate and individual performance goal weighting, except for Ms. Harrington, is set forth below. Due to the timing of Ms. Harrington’s appointment on October 1, 2023, Ms. Harrington only had individual objectives that were determined subjectively.

2023 Short-Term Incentive Program (Annual Cash Bonuses)
Named Executive Officer	Bonus Opportunity			Program Weightings
	Threshold	Target	Maximum	Corporate Performance	Individual Performance
Kendall K. Young	40%	80%	120%	70%	30%
Nicholas R. Balzo	35%	69%	104%	70%	30%

For 2023, the Compensation Committee selected two corporate financial metrics, which are collectively weighted 70%: (i) Adjusted NOI, with a 56% weighting and (ii) Adjusted G&A, with a 14% weighting. Refer to “—Non-GAAP Financial Measures” below for definitions and additional information. The Compensation Committee focused on Adjusted NOI because one of the Company’s primary objectives is to grow the operating income generated by the Company’s properties in order to enhance the overall value of the Company’s assets, and the Compensation Committee believes Adjusted NOI is the best metric to measure a property’s growth. In addition, the Compensation Committee selected Adjusted G&A as an additional metric to ensure that managing corporate expenses, which was one of the key benefits of the Internalization, remains a priority.

The following table sets forth the performance metrics and goals approved by our Compensation Committee to determine corporate performance in 2023:

Metric	Weighting	Performance Hurdles			Actual 2023 Performance	Target Met
		Threshold (50%)	Target (100%)	Maximum (150%)
Adjusted NOI	56%	$50.5 million	$56.1 million	$61.7 million	$63.0 million	Maximum
Adjusted G&A	14%	$15.9 million	$14.9 million	$13.9 million	$12.9 million	Maximum
For 2023, the objective financial metric performance hurdles that our named executives officers were required to achieve were established in connection with the Company’s budgeted operations for 2023. In particular, the Adjusted NOI target reflected an approximately 17% increase in Adjusted NOI compared to 2022, given the importance of net operating income growth at the Company’s properties in achieving the Company’s key strategic objectives. The results for the Adjusted NOI and Adjusted G&A targets exceeds the target performance level set at the beginning of 2023 by 12.3% and 13.1%, respectively.

In addition, Mr. Young had a one-time discretionary bonus opportunity of up to an additional $20,000 tied to completion of certain dispositions in 2023, which the Compensation Committee and Mr. Young agreed did not occur in 2023.

To determine individual performance, our Compensation Committee took into consideration the following key accomplishments for our named executive officers in 2023:

Mr. Young
Financial and Operating Performance
•Increased net operating income of our direct investments by more than 30% compared to prior year, more than 12% above budget
•Invested more than $41 million in strategic capital projects, remaining below budget, on schedule and ahead of projected returns
•Maintained, along with CFO, strong liquidity position, ending 2023 with more than $70 million of available cash
•Achieved, together with CFO and General Counsel, corporate expense efficiencies, with G&A expense savings 13% ahead of budget
•Exited minority positions in two unconsolidated joint venture investments with our Former Sponsor that were experiencing significant distress in exchange for shares of our common stock held by our Former Sponsor, creating additional value for our stockholders
•Entered into purchase option agreement for our minority interest in the Trilogy joint venture at an attractive valuation to further our disposition strategy
•Strategically defaulted on debt underlying part of our Rochester portfolio, working collaboratively with lender to transition the properties and eliminating negative cash flow

Strategic Initiatives
•Led smooth transition through full first year of internalized structure
•Continued to build relationships with critical partners, including peers, operators and lenders, to advance the Company’s strategic objectives
•Together with CFO and General Counsel, improved engagement and communications with stockholders and financial advisors to provide greater clarity on the Company’s performance and strategic objectives

Operations, Human Capital and Risk Management	•Achieved full retention of all employees and recruited the General Counsel •Drove performance of individual employees through increased focus on specific goals and objectives

Mr. Balzo
Financial and Operating Performance
•Maintained, along with CEO, strong liquidity position, ending 2023 with more than $70 million of available cash
•Achieved, together with CEO and General Counsel, corporate expense efficiencies, with G&A expense savings 13% ahead of budget
•Proactively managed cash, significantly increasing yield on cash balances while limiting risk

Strategic Initiatives
•Completion of the transition of all functions performed by the Former Advisor under the transition services agreement, allowing the Company to function completely independently
•Together with CEO and General Counsel, improved engagement and communications with stockholders and financial advisors to provide greater clarity on the Company’s performance and strategic objectives

Operations, Human Capital and Risk Management
•Implemented various cost savings initiatives, including renegotiation with vendors and elimination of reliance on external resources
•Drove employee retention and development of finance team, including increased visibility and accountability

Ms. Harrington

Financial and Operating Performance
•Negotiated and executed, together with the CEO, the Trilogy purchase option agreement to advance the Company’s disposition strategy
•Provided leadership and strategic guidance on the default on the debt underlying part of our Rochester portfolio and the transition the properties, mitigating losses and risks
•Achieved, together with CEO and CFO, corporate expense efficiencies, with G&A expense savings 13% ahead of budget

Strategic Initiatives
•Counseled the Board and senior executives on governance and disclosure matters through the transition to an internalized structure
•Together with CEO and CFO, improved engagement and communications with stockholders and financial advisors to provide greater clarity on the Company’s performance and strategic objectives

Operations, Human Capital and Risk Management	•Drove significant cost savings on insurance and external legal spending •Reduced the Company’s exposure to risk by managing compliance with regulatory and SEC requirements

The Compensation Committee determined that the payout percentage of target for the individual goals and objectives compensation was 150% for each of Mr. Young and Mr. Balzo. However, for Ms. Harrington, due to the timing of her appointment on October 1, 2023, the payout percentage of target for individual goals and objectives was 100%.
Based on its assessment of our corporate performance and each named executive officer’s individual performance as described above, our Compensation Committee approved bonuses for 2023 in the following amounts:

	2023 Cash Bonus
Named Executive Officer	Payout	Percentage of Target
Kendall K. Young	$543,000	147%
Nicholas R. Balzo	$337,500	150%
Ann B. Harrington	$110,000	100%

Long-Term Incentive Awards

Pursuant to the terms of each of their respective offer letters, each of our named executive officers received a one-time, long-term incentive award, or the LTIP Awards, to encourage retention and alignment with the long-term performance and strategic objectives of the Company. Subject to continued employment, the LTIP Awards will vest on December 31, 2025, with 25% vesting automatically on such date and 75% vesting on such date if and to the extent certain performance criteria is achieved, and will be paid in cash. The payout opportunity for the performance component of the LTIP Awards ranges from zero to 150% of the target value, depending upon the amounts distributed to stockholders, or available to be distributed to stockholders as determined by the Board in its sole discretion, over the vesting period.

If, prior to the vesting date, (a) any of Mr. Young, Mr. Balzo or Ms. Harrington’s employment is terminated because of his or her death or disability, by the Company without cause or by him or her for good reason, a pro rata portion of his or her respective award will vest (with the retentive portion of the award paid at the time of such termination and the performance portion of the award paid promptly following December 31, 2025 based on the achievement of the performance goal) or (b) a change of control occurs, the award will vest and be paid following the change of control based on the level of achievement of the performance goal as of the change of control.

The Compensation Committee approved the following LTIP Awards for our named executive officers in 2023:

Named Executive Officer	Time-Based Award	Performance-Based Award	Total LTIP Award
Kendall K. Young	$950,000	$2,850,000	$3,800,000
Nicholas R. Balzo	$213,750	$641,250	$855,000
Ann B. Harrington	$250,000	$750,000	$1,000,000

Other Benefits

The Company provides a comprehensive benefits program to executives, including our named executive officers, which mirrors the program offered to our other employees. These benefits include, among others things, a 401(k) plan with matching contributions from the Company equal to 100% of the first 3% of employee contributions plus 50% of the next 2% of employee contributions, and health and welfare benefits. Our named executive officers participate on the same terms as other employees under these plans.

2024 Compensation Outlook

In February 2024, the Compensation Committee completed a thorough review of executive compensation. Based on this review:
•base salaries for Mr. Young, Mr. Balzo and Ms. Harrington were increased by 3%, 7% and 3%, respectively;
•the short-term incentive opportunity continues to be based on the same percentage of base salary for each of the executive officers;
•consistent with 2023, 70% of the annual incentive awards will continue to be based on achievement of two corporate measures:
◦Adjusted NOI (56%);
◦Adjusted G&A (14%); and
•there are no additional grants of long-term incentive awards contemplated.
Employment Arrangements

On October 21, 2022, in connection with the Internalization, the Company entered into letter agreements with each of Mr. Young, or the Young Offer Letter, and Mr. Balzo, or the Balzo Offer Letter, as well as restrictive covenant agreements with each of Mr. Young and Mr. Balzo. On October 1, 2023, in connection with her appointment, the Company entered into a letter agreement, or the Harrington Offer Letter, and a restrictive covenant agreement with Ms. Harrington.

Young Offer Letter

Under the terms of the Young Offer Letter, Mr. Young’s base salary was set at $425,000, subject to annual review commencing in June 2023. Mr. Young is eligible for annual cash incentive compensation at 50% (threshold), 100% (target) and 150% (maximum) of 80% of his annual base salary, subject to annual review commencing in 2023.

Mr. Young also received an LTIP Award having a target value of $3,800,000 that, subject to his continued employment with the Company through December 31, 2025, will vest 25% on such date and the remaining 75% will vest on such date if and to the extent certain performance criteria is achieved.

The Young Offer Letter also contains provisions regarding payments to be made in certain termination scenarios. These provisions, and the provisions in our LTIP Awards regarding termination, are summarized under “—Potential Payments on Termination or Change of Control” below.

In addition, in June 2022, Mr. Young entered into a short-term consulting agreement with the Special Committee, pursuant to which Mr. Young was paid $25,000 per month until the Internalization to assist the Special Committee with its evaluation of the potential Internalization.

Balzo Offer Letter

Under the terms of the Balzo Offer Letter, Mr. Balzo’s base salary was set at $325,000. Mr. Balzo was initially eligible for annual cash incentive compensation at 50% (threshold), 100% (target) and 150% (maximum) of $225,000, subject to annual review commencing in 2023.

Mr. Balzo also received an LTIP Award having a target value of $855,000 that, subject to his continued employment with the Company through December 31, 2025, will vest 25% on such date and the remaining 75% will vest on such date if and to the extent certain performance criteria is achieved.

The Balzo Offer Letter also contains provisions regarding payments to be made in certain termination scenarios. These provisions, and the provisions in our LTIP Awards regarding termination, are summarized under “—Potential Payments on Termination or Change of Control” below.

In addition, Mr. Balzo received a retention award from an affiliate of the Former Advisor, which was assumed by the Company effective as of the Internalization, and provides that, subject to his continued service through June 30, 2023, he was to receive a cash bonus equal to 20% of his then-current base salary, payable within 30 days of such date.

Harrington Offer Letter

Under the terms of the Harrington Offer Letter, Ms. Harrington’s base salary was set at $360,000. Ms. Harrington was initially eligible for annual cash incentive compensation at 50% (threshold), 100% (target) and 150% (maximum) of $240,000, subject to annual review commencing in 2024. In addition, Ms. Harrington may be eligible for an additional discretionary bonus, as determined in the sole discretion of the Board, to the extent additional roles and responsibilities are assumed beyond those typically associated with the role as General Counsel and Secretary of the Company. For 2023, Ms. Harrington’s target annual cash incentive compensation opportunity was $110,000.

Ms. Harrington also received an LTIP Award having a target value of $1,000,000 that, subject to her continued employment with the Company through December 31, 2025, will vest 25% on such date and the remaining 75% will vest on such date if and to the extent certain performance criteria is achieved.

The Harrington Offer Letter also contains provisions regarding payments to be made in certain termination scenarios. These provisions, and the provisions in our LTIP Awards regarding termination, are summarized under “—Potential Payments on Termination or Change of Control” below.

Stock Ownership Policies

While our compensation program seeks to create alignment between our directors and named executive officers and our stockholders, our Board has not established any specific stock ownership policies for our directors and named executive officers.

Policy on Hedging and Margins

Our insider trading policy prohibits our directors, officers and employees from engaging in any transaction in our securities without pre-clearance, and the Company is under no obligation to approve any transactions. However, because our securities are not traded or otherwise listed on an exchange, we do not have a specific policy regarding any hedging or monetization transactions, nor do we prohibit short sales or utilization of margin accounts with respect to buying or selling our securities or derivative securities.

Non-GAAP Financial Measures

Adjusted NOI

The Company defines “Adjusted NOI” as (i) revenues, net of operating expenses, calculated in accordance with U.S. GAAP, of the Company’s direct operating investments owned during the year and as presented in the Company’s Annual Report on Form 10-K, plus (ii) revenues, net of operating expenses, calculated in accordance with U.S. GAAP of the operator of the Company’s direct net lease investments and set forth in the financial statements delivered to the Company in accordance with the terms of the applicable leases, adjusted to exclude any costs associated with material litigation or legal costs associated with any restructuring of leases or management agreements.

Adjusted G&A

The Company defines “Adjusted G&A” as general and administrative expenses, calculated in accordance with U.S. GAAP and as presented in the Company’s Form 10-K, adjusted to exclude legal costs associated with any restructuring of assets, loans or disposition, litigation-related costs and expense recognition for the LTIP Awards.

2023 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year(1)	Salary ($)		Bonus ($)(3)		Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)		Total ($)
Kendall K. Young Chief Executive Officer and President	2023	$452,500	(2)	$—		$543,000	$14,544		$1,010,044
	2022	$82,102		$135,000		$—	$113,700	(7)	$330,802

Nicholas R. Balzo Chief Financial Officer and Treasurer	2023	$325,000		$55,000	(4)	$337,500	$14,202		$731,702
	2022	$62,784		$175,000		$—	$—		$237,784

Ann B. Harrington General Counsel and Secretary	2023	$90,000	(8)	$110,000		$—	$252		$200,252
	2022	$—		$—		$—	$—		$—
_____________________________________
(1)For periods prior to the Internalization, the Company did not have employees and no officers received compensation from the Company. For 2022, salary reflects the period of time such officer was employed and compensated by the Company from the Internalization, October 21, 2022, through December 31, 2022.
(2)Mr. Young’s base salary was increased from $425,000 to $480,000 effective July 1, 2023, following the Compensation Committee’s reassessment of Mr. Young’s base salary in June 2023 consistent with the terms of the Young Offer Letter.
(3)Due to the timing of the Internalization, Mr. Young’s 2022 bonus was based on the partial year of employment during 2022. Mr. Balzo’s bonus is based on a full year of employment in 2022, as the Company assumed any accrued bonus obligations for employees of the Former Advisor in connection with the Internalization. Due to the timing of her appointment on October 1, 2023, Ms. Harrington’s 2023 bonus was based on a partial year of employment during 2023. Each of Mr. Young and Mr. Balzo in 2022 and Ms. Harrington in 2023 had only individual objectives that were that were determined subjectively for their respective 2022 and 2023 short-term incentive compensation.
(4)Reflects a retention award Mr. Balzo received from an affiliate of the Former Advisor, which was assumed by the Company effective as of the Internalization, and provided that, subject to his continued service through June 30, 2023, he was to receive a cash bonus equal to 20% of his then-current base salary. Refer to “—Employment Arrangements” above.
(5)Represents amount paid under the short-term incentive program for the fiscal year ended December 31, 2023 (see “—Short-Term Incentive Program (Annual Cash Bonus)” above.
(6)Represents 401(k) matching contributions and premiums toward the cost of our standard life insurance and disability coverage in 2023.
(7)Prior to being employed by the Company, Mr. Young served as a consultant to the Special Committee from June 2022 to the Internalization. Refer to “—Employment Arrangements” above.
(8)Ms. Harrington was appointed as our General Counsel effective October 1, 2023, therefore her salary is prorated for 2023 and she did not receive any compensation in 2022.

2023 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information relating to grants of plan-based awards made to our named executive officers in 2023. No equity incentive plan awards or other stock awards were made during 2023.

Named Executive Officer	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Threshold ($)		Target ($)		Maximum ($)
Kendall K. Young	$181,000	(1)	$362,000	(1)	$563,000	(1)
	$—	(2)	$2,850,000	(2)	$4,275,000	(2)
Nicholas R. Balzo	$112,500	(1)	$225,000	(1)	$337,500	(1)
	$—	(2)	$641,250	(2)	$961,875	(2)
Ann B. Harrington	$—	(1)	$—	(1)	$—	(1)
	$—	(2)	$750,000	(2)	$1,125,000	(2)
_____________________________________
(1)Represents short-term incentive program opportunities for each of the executive officers, which were approved by our Compensation Committee in February 2023 and June 2023 and paid in the first quarter of 2024 based on the achievement of certain performance goals. The actual amount awarded was based on the achievement of certain performance measures described under “—Short-Term Incentive Program (Annual Cash Bonus)” above. The amounts earned for such performance are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Due to the timing of Ms. Harrington’s appointment on October 1, 2023, Ms. Harrington only had individual objectives that were determined subjectively in 2023.
(2)Represents the performance component of LTIP Awards that were granted to each of the named executive officers in 2023, which will vest on December 31, 2025, unless earlier accelerated, if and to the extent certain performance criteria is achieved, and will be paid in cash. The payout opportunity for the performance component ranges from zero to 150% of the target value. In addition, each of the LTIP Awards have a time-based component. See “—Long-Term Incentive Awards” above for a description of the grants and vesting terms, including the performance condition.

Potential Payments on Termination or Change of Control

Offer Letters

Pursuant to the terms of Young Offer Letter, Mr. Young will receive severance if his employment is terminated by the Company without “cause” or by him for “good reason”, or due to his death or “disability” (all as defined in the Young Offer Letter), equal to continued payment of his annual base salary for twelve months following termination (if such termination occurs prior to December 31, 2024 only), and a prorated amount of the target annual cash incentive compensation (regardless of when such termination occurs). Mr. Young’s receipt of any severance benefits are conditioned upon execution and delivery to the Company of a waiver and release, and Mr. Young will be subject to non-solicitation restrictions for a period of one-year following termination, as well as certain confidentiality and nondisparagement restrictions.

Pursuant to the terms of each of the Balzo Offer Letter and Harrington Offer Letter, Mr. Balzo and Ms. Harrington will receive severance if his or her employment is terminated by the Company without “cause” or by him or her for “good reason” (each as defined in the Balzo Offer Letter and Harrington Offer Letter, respectively) equal to continued payment of his or her annual base salary for twelve months following termination, and a prorated amount of the target annual cash incentive compensation. Mr. Balzo and Ms. Harrington’s receipt of any severance benefits are conditioned upon execution and delivery to the Company of a waiver and release, and Mr. Balzo and Ms. Harrington will be subject to non-compete restrictions for six months following a termination for “cause” and non-solicitation restrictions for a one-year period following termination, as well as certain confidentiality and nondisparagement restrictions.

LTIP Awards

The LTIP Awards will vest in connection with a qualifying termination (death, disability, for good reason or without cause, each as defined in the LTIP Award), pro rata based on the period extending from the date of the Internalization through the date of the qualifying termination, with the retentive portion of the award paid at the qualifying termination and the performance portion of the award paid promptly following December 31, 2025 based on the achievement of the performance goal. The LTIP Awards will also vest in connection with a “change of control” (as defined in the LTIP Awards), with the retentive portion of the award paid in full and the performance portion of the award based upon the Board’s determination of the achievement of the performance goal.

The amounts shown below are the amounts that would have been payable to the current named executive officers assuming the applicable termination had occurred on December 31, 2023.

Name	Payments / Benefits	Termination without Cause or For Good Reason		Change of Control Without Termination		Change of Control With Termination		Death or Disability
Kendall K. Young	Severance Payment(1)	$842,000		$—		$842,000		$842,000
	LTIP Award Acceleration	$1,422,965	(4)	$3,800,000	(5)	$3,800,000	(5)	$1,422,965	(4)
	Total	$2,264,965		$3,800,000		$4,642,000		$2,264,965
Nicholas R. Balzo	Severance Payment(2)	$550,000		$—		$550,000		$—
	LTIP Award Acceleration	$320,167	(4)	$855,000	(5)	$855,000	(5)	$320,167	(4)
	Total	$870,167		$855,000		$1,405,000		$320,167
Ann B. Harrington	Severance Payment(3)	$470,000		$—		$470,000		$—
	LTIP Award Acceleration	$374,464	(4)	$1,000,000	(5)	$1,000,000	(5)	$374,464	(4)
	Total	$844,464		$1,000,000		$1,470,000		$374,464
_____________________________________
(1)Represents the amounts Mr. Young would be entitled to under the Young Offer Letter discussed in “—Employment Arrangements” above, including (i) continued payment of annual base salary for twelve months following termination and (ii) a prorated amount of the target annual cash incentive compensation.
(2)Represents the amounts Mr. Balzo would be entitled to under the Balzo Offer Letter discussed in “—Employment Arrangements” above, including (i) continued payment of annual base salary for twelve months following termination and (ii) a prorated amount of the target annual cash incentive compensation.
(3)Represents the amounts Ms. Harrington would be entitled to under the Harrington Offer Letter discussed in “—Employment Arrangements” above, including (i) continued payment of annual base salary for twelve months following termination and (ii) a prorated amount of the target annual cash incentive compensation. For 2023, Ms. Harrington’s target annual cash incentive compensation was based the partial year of employment during 2023.
(4)Represents the prorated amount of the LTIP Award based on the period from completion of the Internalization through December 31, 2023 and assuming the target performance goals are achieved.
(5)Assumes that the Board determines that the target performance goal was achieved in connection with the change of control.

PAY VERSUS PERFORMANCE(1)

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid,” or CAP, to our named executive officers and certain financial performance metrics.

Year	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid for PEO (2)(4)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid for Non-PEO Named Executive Officers(3)(4)	Net Income (in thousands)	Adjusted NOI (in thousands)(5)
2023	$1,010,044	$1,010,044	$465,977	$465,977	$(160,249)	63,000
2022	$330,802	$330,802	$237,784	$237,784	$(54,501)	N/A
_____________________________________
(1)Our shares are not listed on any national securities exchange; accordingly, we omitted from the table the columns pertaining to total stockholder return metrics.
(2)The principal executive officer, or the PEO, for 2023 and 2022 is Kendall K. Young.
(3)The non-PEO named executive officers for 2023 were Nicholas R. Balzo and Ann B. Harrington. The non-PEO named executive officer for 2022 was Nicholas R. Balzo. Due to the timing of Ms. Harrington’s appointment on October 1, 2023, the compensation included in the Summary Compensation Table for Ms. Harrington does reflect a full year of employment and her non-equity incentive award earned in 2023 was based on her individual performance rather than any company performance measures.
(4)We did not make any adjustments to the Summary Compensation Table total to calculate CAP because the Company did not grant any option or stock awards in 2023 or 2022, nor does the Company maintain a pension plan.
(5)As discussed above, the Compensation Committee selected Adjusted NOI as its selected performance measure, as it believes that Adjusted NOI is the best metric to measure the growth in net operating income at the Company’s properties, which is critical to the Company’s achievement of its strategic objectives. See “—Non-GAAP Financial Measures” and “—Short Term Incentive Program (Annual Bonus)” above for additional information regarding how Adjusted NOI is defined and used in our compensation structure. We omitted the “Company Selected Performance Measure” and the tabular list of financial performance measures for 2022. As discussed earlier in the Compensation Discussion and Analysis, we completed our internalization on October 21, 2022, and prior to such date, our named executive officers were compensated by our Former Advisor. In 2022, we did not use any financial performance measures to link executive compensation actually paid to company performance; instead, the non-equity annual incentive awards earned by our named executive officers for 2022 were based on each executive officer’s individual performance.

Description of Relationship between CAP and Company Performance

As discussed earlier in the Compensation Discussion and Analysis, we completed the Internalization on October 21, 2022 and, prior to such date, our named executive officers were compensated by our Former Advisor. CAP for 2022 therefore reflects only a partial year of employment for each of the named executive officers, and the non-equity annual incentive awards in 2022 were based on each executive officer’s individual performance rather than company financial performance measures. As a result, 2023 CAP and 2022 CAP, and the related impact of company performance, are not comparable.

•Net Loss. The Company’s net loss, calculated in accordance with U.S. GAAP, was approximately $160 million in 2023, compared to approximately $55 million in 2022. CAP to our PEO and the average of our other NEOs increased by approximately 205% and 96%, respectively, due principally to the full year of employment during 2023. The Company does not use net income as a performance measure in evaluating executive compensation. Net income is determined using cost accounting for real estate assets which assumes that the value of the Company’s properties diminishes predictably over time. Historically, the value of the Company’s properties do not depreciate over time but are instead based on other market factors including current revenues and estimated future growth. For this reason, the Compensation Committee believes that net income is not the best performance measure for use in evaluating executive compensation.

•Adjusted NOI. Although the impact of the full year of employment on CAP in 2023 was primarily responsible for the increase in CAP as compared to 2022, Adjusted NOI represented a 56% weighting for our 2023 short-term incentive program, which was applicable to our PEO and certain of our named executive officers. As a result, $304,080, or approximately 30% of the CAP, for the PEO was based on achievement of growth in Adjusted NOI over 2023.

Key Financial Performance Metrics

The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the named executive officers for 2023. Please see the Compensation Discussion & Analysis above for a further description of the metrics used in our company’s executive compensation program.

•Adjusted NOI
•Adjusted G&A

Risk Management

The Compensation Committee oversees all of our executive compensation policies and practices. In structuring our executive compensation program, the Compensation Committee is focused on enhancing the alignment of interest between our executive management and our stockholders. Our Compensation Committee annually considers whether our compensation policies and practices for all employees, including our executive officers, create risks that are reasonably likely to have a material adverse effect on our Company. In its review, the Compensation Committee noted several design features of our compensation program that reduce the likelihood of excessive risk-taking, including the following:

•Balance of short-term and long-term incentives through annual cash bonuses and long-term incentive compensation;
•Substantial portion of total compensation is in the form of long-term incentive awards to align long-term interests and promote retention;
•Performance measures used for incentives are based on our business strategy and, taken together, balance risk; and
•Other policies, such as our recoupment policy, that further align executive and stockholder interests.

Based on its evaluation, the Compensation Committee has determined, in its reasonable business judgment, that our compensation practices and policies for all employees do not create risks that are reasonably likely to have a material adverse effect on our Company.

Compensation Recoupment Policy

The Board has adopted a Compensation Recoupment Policy that allows us to recapture amounts paid to our executive officers under certain circumstances. Under this policy, our Compensation Committee may require an executive officer to repay all or a portion of any excess cash or equity incentive compensation they received during the preceding three-year period if the incentive compensation was based on achieving certain financial results that were later required to be restated due to our material noncompliance with any financial reporting requirement.

Pay Ratio Disclosure

The ratio of our Chief Executive Officer’s annual total compensation for 2023 to that of the median employee’s annual total compensation for 2023 is 4.3 to 1. This ratio is based on the 2023 annual compensation of $1,010,044 for our Chief Executive Officer as of December 31, 2023, as reported in the Summary Compensation Table above and the 2023 annual total compensation of $233,147 for the median employee as of December 31, 2023. Our median employee was determined as of December 31, 2023 by selecting the employee, out of all of our employees who were employed on such date (other than the Chief Executive Officer), with the median 2023 annual total compensation (sum of base salary and target annual cash bonus).

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

T. Andrew Smith, Chairman
Jonathan A. Carnella

PROPOSAL 2:
NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, or the Exchange Act, we are providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

We are asking our stockholders to indicate their support for the resolution approving our named executive officers’ compensation as described in this proxy statement. This vote is not limited to any specific item of compensation but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement in accordance with the SEC’s compensation disclosure rules. Please see “Compensation Discussion and Analysis” in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers for 2023.

The affirmative vote of the holders of a majority of all the votes cast at the annual meeting with respect to the matter is necessary for the approval on a non-binding advisory basis of the compensation of our named executive officers. For purposes of the vote on this proposal, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote. Although the results of the stockholder vote on this proposal is advisory and therefore does not have any binding legal effect on the Company, our Board and the Compensation Committee value constructive feedback from our stockholders on compensation and will consider the outcome of the vote when making future executive compensation decisions.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL ON A NON-BINDING, ADVISORY BASIS OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 10, 2024, the total number and the percentage of shares of our common stock beneficially owned by:
•    each of our directors and each nominee for director;
•    each of our executive officers; and
•    all of our directors and executive officers as a group.
The following table also sets forth how many shares of our common stock are beneficially owned by each person known to us to be a beneficial owner of more than 5% of the outstanding shares of our common stock. The percentages of common stock beneficially owned are based on 185,712,103 shares of our common stock outstanding as of April 10, 2024.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number	Percentage
Directors and Executive Officers(2):
Kendall K. Young	—	—
Gregory A. Samay(3)	115,604	*
T. Andrew Smith(3)	81,099	*
Jonathan A. Carnella(4)	79,054	*
Ann B. Harrington	—	—
Nicholas R. Balzo	—	—
All directors and executive officers as a group (6 persons)	275,757	*
Greater than Five Percent Beneficial Owners:
Comrit Investments 1, Limited Partnership(5)	9,710,941	5.2%
________________________
*    Less than one percent.
(1)    Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares: (i) “voting power,” which includes the power to vote or to direct the voting of such security; or (ii) “investment power,” which includes the power to dispose of or direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(2)    The address of each of the directors and executive officers is 575 Lexington Avenue, 14th Floor, New York, New York 10022.
(3)    Includes 47,839 shares of common stock issuable upon conversion of an equal number of vested restricted stock units and 14,505 shares of common stock issuable upon conversion of an equal number of unvested restricted stock units.
(4)    Includes 64,549 shares of common stock issuable upon conversion of an equal number of vested restricted stock units and 14,505 shares of common stock issuable upon conversion of an equal number of unvested restricted stock units.
(5)    Based solely on information provided in a Schedule 13G/A filed on April 15, 2024, Comrit Investment 1, Limited Partnership, Comrit Investments Ltd. and Ziv Sapir (collectively, “Comrit”) jointly have sole voting and dispositive power over 9,710,941 shares of our common stock and shared voting and dispositive power over 0 shares of our common stock. The address for Comrit, as reported by it in the Schedule 13G/A, is 9 Ahad Ha’am Street, Tel Aviv, Israel 6129101.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides summary information on the securities issuable under our equity compensation plans as of December 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Stockholders(1)	—	—	1,636,325
Equity Compensation Plans Not Approved by Stockholders	N/A	N/A	N/A
Total	—	—	1,636,325
________________________
(1)We have adopted two equity compensation plans: the Long-Term Incentive Plan, and the Independent Directors Plan, which operates as a sub-plan of the Long-Term Incentive Plan. The maximum number of shares allowed to be issued under the Long-Term Incentive Plan (including the Independent Directors Plan), excluding the initial grant to the independent directors, is 5% of the outstanding shares of our common stock on the date of the grant.

AUDIT COMMITTEE REPORT
The following is a report of the Audit Committee, or the Audit Committee, of the Board of Directors, or the Board, of NorthStar Healthcare Income, Inc., or the Company. Each of the three Audit Committee members is independent as such term is defined under the New York Stock Exchange listing standards and applicable Securities and Exchange Commission, or SEC, regulations.
The primary purpose of the Audit Committee is to assist the Board with the oversight of: (1) the integrity of the Company’s financial statements and its financial reporting and disclosure practices, (2) the soundness of the Company’s systems of internal controls regarding finance and accounting compliance, (3) the independence and qualifications of the Company’s independent auditors, (4) the performance of the Company’s internal audit function and its independent auditors, and (5) the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written charter which more fully describes the Audit Committee’s function. A copy of the charter is available under the corporate governance section of the Company’s website.
In discharging its oversight role, the Audit Committee reviewed and discussed with the Company’s management the audited consolidated financial statements for the fiscal year ended December 31, 2023. The Audit Committee discussed with Grant Thornton LLP, or Grant Thornton, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC. The Audit Committee has also received the written disclosures and letter from the independent accountant required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee also discussed with Grant Thornton its independence. Based on such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
This report of the Audit Committee does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.
Audit Committee:
Jonathan A. Carnella, Chairman
Gregory A. Samay
T. Andrew Smith

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2024. A representative of Grant Thornton is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.
Stockholder ratification of the selection of Grant Thornton as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of good corporate governance. Ratification of the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting.
If this selection is not ratified by our stockholders, our Audit Committee may, but is not obligated to, reconsider its recommendation. Abstentions, if any, will not be counted as having been cast and will have no effect on the outcome of the vote for this proposal. Broker non-votes will not arise in connection with, and will have no effect on the outcome of, this proposal because brokers may vote in their discretion on behalf of clients who have not furnished voting instructions. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION
OF THE APPOINTMENT OF GRANT THORNTON
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2024.

INDEPENDENT ACCOUNTANTS
Fees Paid to Independent Registered Public Accounting Firm
Aggregate fees for professional services billed to us by Grant Thornton for the years ended December 31, 2023 and 2022 were as follows:

	Years Ended December 31,
Type of Fee	2023	2022
Audit(1)	$1,365,105	$1,480,755
Audit‑related	—	—
Tax	—	—
Other	—	—
Total	$1,365,105	$1,480,755
________________________
(1)    Includes audit fees paid by our Former Advisor on our behalf. Amounts reflect fees for services related to the relevant year.
Fees for audit services for the years ended December 31, 2023 and 2022 include fees associated with the annual audits for such years, including the quarterly review of our Quarterly Reports on Form 10-Q for each of the three-month periods ended March 31, June 30 and September 30, 2023 and 2022, the examination of our Annual Report on Form 10-K for the fiscal years ended December 31, 2023 and 2022 and for other attest services, including issuance of consents and review of our registration statements and other documents filed by us with the SEC. Fees for audit services were incurred by our Former Advisor on our behalf prior to the Internalization and are classified as operating costs.
Audit Committee Pre-Approval Policy
In accordance with applicable laws and regulations, our Audit Committee reviews and pre-approves any audit and non-audit services to be performed by the Company’s independent registered public accounting firm to ensure that the work does not compromise its independence in performing audit services. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services and the other terms of the engagement. Our Audit Committee annually reviews and pre-approves all audit, audit-related, tax and all other services that are performed by our independent registered public accounting firm. Our Audit Committee approved all of the services listed in the table above. In some cases our Audit Committee pre-approves the provision of a particular category or group of services for up to a year, subject to a specified budget. Our Audit Committee has also authorized the Chairman of our Audit Committee to pre-approve permissible services and related fees and the Chairman must report such pre-approval to the full Audit Committee at its next scheduled meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The following section describes all transactions and currently proposed transactions between us and any related person since January 1, 2023 and whether such related person had or will have a direct or indirect material interest. Our independent directors are specifically charged with and have examined the fairness of such transactions to our stockholders and have determined that all such transactions are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
Internalization
On October 21, 2022, we entered into a termination agreement with our Former Advisor, which provided for the immediate termination of the advisory agreement. The termination agreement also provides for, among other things, the final settlement of any amounts owing under the advisory agreement, the transition of employees from the Former Advisor to the Company (including the Company’s assumption of certain related employee liabilities), the survival of certain indemnification and other obligations and certain amendments to joint venture agreements between affiliates of the Company and the Former Advisor. In addition, the Former Advisor agreed to cause any shares owned by the Former Advisor or its affiliates, so long as they collectively beneficially own at least 1% of the issued and outstanding shares of the Company, to be present at the Company’s 2023 Annual Meeting and to be voted in favor of the Board’s director nominees and consistent with the Board’s recommendation on the “say on pay” proposal. No payment was made by the Company to the Former Advisor in connection with the Internalization. In addition, the line of credit made available by our Former Sponsor was terminated at the time of the Internalization and no amounts were outstanding under the line of credit at that time.
In connection with the Internalization, on October 21, 2022, we also entered into a transition services agreement with the Former Advisor to facilitate an orderly transition of the Company’s management of its operations. The transition services agreement, as amended on March 22, 2023, provided for, among other things, the Former Advisor to provide certain services, including primarily technology and insurance, for a transition period of up to six months following the Internalization, with legal, treasury and accounts payable services to continue until either party terminated these services in accordance with the transition services agreement. We reimbursed the Former Advisor for costs to provide the services, including the allocated cost of employee wages and compensation and actually incurred out-of-pocket expenses. During the year ended December 31, 2023, we incurred $562,000 required to be reimbursed to the Former Advisor pursuant to the transition services agreement. All services were transitioned and the transition services agreement effectively terminated on December 31, 2023.
In October 2023, we entered into a reverse transition services agreement with the Former Advisor, pursuant to which we agreed to provide certain legal consulting services to the Former Advisor on an ad hoc basis for a fee. During the year ended December 31, 2023, we billed our Former Advisor $4,850 pursuant to this reverse transition services agreement.
Sale of Minority Interests
In June 2023, we sold our minority interests in the Healthcare GA Holdings, General Partnership and Eclipse Health, General Partnership to our Former Sponsor, who is affiliated with the majority partner of each joint venture, together with $1.1 million in cash, for all of the equity held by our Former Sponsor and its affiliates in the Company, including 9,709,553 shares of our common stock, 100 common units in our operating partnership and 100 special units in our operating partnership. Upon completion of the sale of these minority interests, we retired all of the common stock acquired.
The special units in our operating partnership are subordinated participation interests entitling the holder to receive distributions equal to 15% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.75% cumulative, non-compounded annual pre-tax return on such invested capital. Although we acquired these special units in connection with the sale of the minority interests discussed above, we continue to have a contractual obligation to pay to our Former Sponsor distributions that accrue to the special units, if any. Through our Former Sponsor’s joint venture with James F. Flaherty III, our former Vice Chairman, Mr. Flaherty is entitled to receive one-third of the distributions received in respect of the special units. To date, we have not paid any distributions in respect of the special units pursuant to its subordinated participation interest, nor do we anticipate doing so in the future.
Policies Governing Related Person Transactions
In order to reduce or eliminate certain potential conflicts of interest, our charter contains restrictions and conflict resolution procedures relating to transactions we enter into with our Former Sponsor, our Former Advisor, our directors or their respective affiliates. The types of transactions covered by these policies include the compensation paid to our Former Advisor, decisions to renew our advisory agreement, acquisitions or leases of assets, mortgages and other types of loans and any other transaction in which our Former Sponsor, our Former Advisor or any of our directors have an interest, reimbursement of operating expenses in excess of the 2%/25% Guidelines, issuances of options and warrants to and repurchases of shares from our Former Advisor, Former Sponsor, directors or any of their affiliates. Under the restrictions, these transactions, if permitted, must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction.
In addition to the provisions in our charter restricting related party transactions, our Board has adopted the following conflicts of interest policy prohibiting us from entering into certain types of transactions with our directors or their affiliates in order to reduce the potential for conflicts inherent in transactions with affiliates. Pursuant to this policy, as required by our charter, we will not purchase investments from our directors or their affiliates without a determination by a majority of our Board (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the investment to our directors or their affiliates or, if the price to us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable; provided that in no event shall the cost of such investment to us exceed its current appraised value. In addition, pursuant to our conflicts of interest policy, we will not borrow money from our directors or their affiliates unless a majority of our Board (including a majority of the independent directors) not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. We will not loan money (except in the case of mortgages, which will be subject to the requirements of Section 9.4(c) of our charter) to our directors or any of their affiliates. Unless otherwise permitted in our charter, we will not engage in any other transaction with our directors or any of their affiliates unless a majority of our directors (including a majority of our independent directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. We will not amend these policies unless a majority of our Board (including a majority of our independent directors) approves the amendment following a determination that the amendment is in the best interests of our stockholders.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2025 ANNUAL MEETING
Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the proxy statement for the 2025 annual meeting of stockholders if they are received by us on or before December 16, 2024. Stockholder proposals must be directed to the Secretary, NorthStar Healthcare Income, Inc., at 575 Lexington Avenue, 14th Floor, New York, New York 10022. In order for a stockholder proposal submitted outside of Rule 14a-8 or a director nomination to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must be received by us within the timeframe for submission of stockholder proposals and director nominations under our current bylaws. In order for a proposal to be “timely” under our current bylaws, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act and director nominations must be submitted, in accordance with the requirements of our current bylaws, not later than 5:00 p.m., local time, on December 16, 2024 and not earlier than November 16, 2024; provided, however, in the event that the date of the 2025 annual meeting of stockholders is advanced or delayed by more than 30 days from June 20, 2025, a proposal by a stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of: (i) the 120th day prior to the date of such annual meeting; or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made.
In addition to the notice and information requirements contained in our bylaws, and consistent with the universal proxy rules, stockholders who, in connection with the 2025 annual meeting of stockholders, intend to solicit proxies in support of director nominees other than our Company’s nominees must provide written notice thereof to our Secretary at our principal executive offices that sets forth the information required by Rule 14a-19 no later than April 21, 2025 unless the date of the 2025 annual meeting of stockholders has changed by more than 30 calendar days from the anniversary date of the annual meeting, in which case such notice must be provided by the later of 60 calendar days prior to the date of the 2025 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made by our Company.

INCORPORATION BY REFERENCE
This proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

OTHER MATTERS
Our Board knows of no other matters that have been submitted for consideration at this annual meeting. If any other matters properly come before our stockholders at this annual meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their discretion.

APPENDIX A
FORM OF PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2024

NorthStar HEALTHCARE INCOME

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 19, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NHTH2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 19, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxies must be received by June 19, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V45288-P12062-Z87591 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHSTAR HEALTHCARE INCOME, INC.

The Board of Directors recommends you vote FOR ALL of the nominees listed below:

	For All	Withhold All	For All Except
1. Election of four director nominees, each to serve until the 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Kendall K. Young
02) Jonathan A. Carnella
03) Gregory A. Samay
04) T. Andrew Smith

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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APPENDIX A
FORM OF PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2024

V45289-P12062-Z87591

NORTHSTAR HEALTHCARE INCOME, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 20, 2024, 10:00 A.M., EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoint(s) Kendall K. Young, Nicholas R. Balzo and Ann B. Harrington, or any of them, as proxies of the undersigned, each with full power of substitution, and hereby authorize(s) them to represent the undersigned and to vote all of the shares of common stock of NorthStar Healthcare Income, Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on June 20, 2024, virtually at www.virtualshareholdermeeting.com/NHTH2024, and any adjournment or postponement thereof, in accordance with the following instructions. The undersigned acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and the accompanying proxy statement, and revokes any proxy heretofore given with respect to such meeting.

The shares represented by each properly executed proxy will be voted in the manner specified in such proxy. If this proxy card is submitted with no direction, but is signed, dated and returned, this proxy will be voted "FOR ALL" of the director nominees listed in Proposal 1 and "FOR" each of Proposals 2 and 3. This proxy also grants the above named proxies discretionary power to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Continued and to be signed on reverse side

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